Exhibit 10.53

Amending Agreement made this 18th day of June, 2002

Reference is made to an agreement (the “Original Contract”) effective as of the 1st day of August, 2000, by and between thestockpage.com inc., and Electric City Corporation and to an Amending Agreement made the 12th day of February, 2001 (the “Amending Agreement”) which amended the Original Contract and to a Second Amending Agreement made the 29th day of June, 2001 (the “Second Amending Agreement) which amended the Original Contract and to a third Amending Agreement made the 3rd day of September, 2001 (the “third Amending Agreement) which amended the Original Contract.  In this agreement, “we” or “us” or similar terms refers to the stockpage.com Inc. and “you,” “your” and similar terms mean Electric City Corporation (current trading symbol “ELC”).

You and we hereby agree to further amend the Original Contract as follows:

1.               The Term of the Original Contract is hereby extended to October 31, 2002.

2.               As consideration of Services from June 1st, 2002 to October 31, 2002 you shall pay to us:

.1             On or before June 1st, 2002 the sum of $12,000.00

.2             On or before July 1st, 2002 the sum of $12,000.00

.3             On or before August 1st, 2002 the sum of $12,000.00

.4             On or before September 1st, 2002 the sum of $12,000.00

.5             On or before October 1st, 2002 the sum of $12,000.00

3.               Nothing herein relieves you of your obligation to satisfy any and all of your outstanding obligations to us pursuant to the Original Contract as amended by the Amending Agreement and the Second Amending Agreement.  Electric City reserves the right to cancel this extension agreement at any time with 10 days written notice.  The Stockpage will provide services for any month that has previously been paid for by Electric City.

4.               In all other respects you and we confirm the terms of the Original Contract as amended by the Amending Agreement and save as further amended herein, which amendments are hereby incorporated into the Original Contract.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year first above written.

thestockpage.com Inc.

Per:	/s/ Glen Akselrod
Glen Akselrod, President

Electric City Corporation

Per:	/s/ John Mitola
John Mitola, CEO